     Exhibit 99.1

STOCK PURCHASE AGREEMENT

            THIS STOCK PURCHASE AGREEMENT, dated as of March 4, 2016 (this “Agreement”), between Mr. Xiangqian Li (the “Seller”) and Mr. Yunfei Li (the “Purchaser”).

BACKGROUND

            The Seller is the owner of 3,760,557 shares of common stock, $0.001 par value per share (“Common Stock”) of China BAK Battery, Inc., a Nevada corporation (the “Company”). The Purchaser desires to purchase 3,000,000 shares of Common Stock of the Company (the “Shares”) from the Seller, and the Seller desires to sell the Shares to the Purchaser, on the terms and conditions set forth below.

            NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller hereby agree as follows:

AGREEMENT

            1.        Sale of Shares: Purchase Price. Subject to the terms and conditions set forth herein, the Purchaser hereby agrees to purchase the Shares from the Seller, and the Seller agrees to sell the Shares for a purchase price per share of $2.4, or an aggregate sale price of $7,200,000 (“Purchase Price”).

            2.        Closing.

                   (a)        The closing (the “Closing”) shall take place on the date of the execution of this Agreement at such time or place as the parties hereto may agree upon.

                   (b)        At the Closing, the Purchaser shall pay to the Seller the Purchase Price in immediately available funds via wire transfer to the account designated by the Seller.

                   (c)        Within five (5) business days following the Closing, the Seller shall deliver to the Purchaser a certificate or certificates representing the Shares with all necessary stock transfer stamps, if any are required, affixed thereto, accompanied by an executed stock transfer power duly endorsed in blank with signature guaranteed (or such other signed instrument of transfer acceptable to the Company’s Transfer Agent) and such other documents as may be necessary to effect the transfer of the Shares to the Purchaser free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever.

            3.        Representations and Warranties of Seller. The Seller represents and warrants to the Purchaser that:

                   (a)        The Seller owns the Shares of record and the Shares are free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever. The Seller has sole control over such Shares or sole discretionary authority over any account in which they are held. Except for this Agreement, there are no outstanding warrants, options or rights of any kind to acquire from the Seller any of the Shares. Delivery of the Shares by the Seller to the Purchaser in accordance with this Agreement will vest title to all of the Shares in the Purchaser, free and clear of all liens, pledges, encumbrances, claims and equities of every kind.

                   (b)        The Seller has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid, binding obligation of the Seller, enforceable against the Seller in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy and similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles).

                   (c)        The Seller has, in connection with the transactions contemplated hereby and all aspects thereof, dealt directly with the Purchaser and has no arrangement or understanding with or obligation to any broker (except with respect to ministerial functions, if any) or other intermediary that would result in the payment of a brokerage fee or other similar remuneration by anyone other than the Seller.

                   (d)        The execution and delivery of this Agreement and the performance of its respective terms will not, with or without the giving of notice or the passage of time, conflict with, constitute a violation or breach of or result in a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice or consent under (a) any contract, security interest, or other arrangement to which such Seller is a party or by which such Seller or its property is bound or to which any of such Seller’s assets are subject, (b) any order, writ, injunction, award, decree, decision or ruling of any court, arbitrator or governmental or regulatory body against or binding such Seller or its property, or (c) any statute, law, rule or regulation of any jurisdiction to which Seller or its property may be subject.

                   (e)        The Seller makes no representations or warranties with respect to the business, assets, liabilities, operations, condition (financial or otherwise), and prospects of the Company.

            4.        Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that:

                          (a)        The Purchaser has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid, binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy and similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles).

                          (b)        The Purchaser has independently evaluated the merits of its decision to purchase the Shares pursuant to this Agreement, and the Purchaser confirms that it has not relied on the advice of the Seller or the Company’s management or the Company’s business and/or legal counsel in making such decision, except as with respect the Representations and Warranties of the Seller hereunder and any information filed by the Seller or the Company with the U.S. Securities and Exchange Commission.

                          (c)        The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

                          (d)        Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). Such Purchaser is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

                          (e)        The Purchaser is acquiring the Shares for its own accounts (and not for the accounts of others) for investment and not with a view to the distribution or resale thereof. The Purchaser has no agreement or other arrangement with any person to sell, transfer or pledge any part of the Shares which would guarantee the Purchaser any profit or provide any guarantee to the Purchaser against any loss with respect to the Shares.

                          (f)        The execution and delivery of this Agreement and the performance of its respective terms will not, with or without the giving of notice or the passage of time, conflict with, constitute a violation or breach of or result in a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice or consent under (a) any contract, security interest, or other arrangement to which such Purchaser is a party or by which such Purchaser or its property is bound or to which any of such Purchaser’s assets are subject, (b) any order, writ, injunction, award, decree, decision or ruling of any court, arbitrator or governmental or regulatory body against or binding such Purchaser or its property, or (c) any statute, law, rule or regulation of any jurisdiction to which Purchaser or its property may be subject..

                          (g)        The Purchaser acknowledges that the Shares are “restricted securities” as defined in Rule 144 under the Securities Act.

                          (h)        The Purchaser acknowledges that the Seller may possess material non-public information not known to the Purchaser regarding or relating to the Company or the Shares, and the Purchaser acknowledges that it has not requested such information and agrees that the Seller shall have no liability whatsoever (and the Purchaser hereby waives and releases all claims which it would otherwise have) with respect to the non-disclosure of such information either prior to the date hereof or subsequent hereto.

            5.        Lock-Up. The Purchaser hereby irrevocably agrees that it will not, without the prior written consent of the Company for a period commencing on the date hereof and ending on the second anniversary of the date of this Agreement (the “Lock-Up Period”), (i) offer, sell, assign, transfer, encumber, pledge, contract to sell, grant an option, right or warrant to purchase, announce the intention to sell, sell any option or contract to purchase, purchase any option or contract to sell, or otherwise dispose of any Shares or any securities convertible into, or exercisable or exchangeable for, the Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or such other securities convertible into, or exercisable or exchangeable for, the Shares (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) or otherwise controlled by the Purchaser on the date hereof or hereafter acquired or otherwise controlled.

            In furtherance of the foregoing, the Purchaser further agrees that the Company is authorized to place an irrevocable stop order on all Shares and notify the Company’s transfer agent in writing of the stop order and the restrictions on such Shares under this Agreement and direct the Company’s transfer agent not to process any attempts by the Purchaser to resell or transfer any Shares, except in compliance with this Agreement.

            6.        Survival. The Seller and the Purchaser covenant that their respective representations and warranties contained herein shall be true in all respects as of the Closing date of the sale of the Shares pursuant to this Agreement. All representations and warranties and other agreements made by the Seller and the Purchaser in this Agreement or pursuant hereto shall survive the Closing date until the first anniversary of the date hereof.

            7.        Additional Action. Each party shall, upon the request of the other, from time to time, execute and deliver promptly to such other party all instruments and documents of further assurances or otherwise and will do any and all such acts and things as may be reasonably required to carry out the obligations of such party hereunder and to consummate the transactions contemplated hereby.

            8.        Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to hereto.

            9.        Governing Law. This Agreement shall in all respects be governed by the laws of the State of New York without giving effect to the principles of conflicts of law thereof. Any dispute with respect to the interpretation of this Agreement or the rights and obligations of the parties shall exclusively be brought in a proceeding in the United States District Court for the Southern District of New York, or if such court does not have subject matter jurisdiction then in the Supreme Court of the State of New York, County of New York. Each of the parties accepts and consents for itself and its property, generally and unconditionally to the exclusive jurisdiction of such courts and waives the right to object to the jurisdiction or venue of either of such courts and waives the right to claim that such courts are inconvenient forums. Each of the parties specifically states that this Agreement and any disputes as to their meaning or the rights and obligations of the parties shall not be subject to arbitration.

            10.      Entire Agreement. This Agreement constitutes the entire arrangement between the parties with respect to the Shares and supersedes all prior agreements, whether written or oral, between the parties with respect to is subject matter.

            11.      Amendment; Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both parties hereto or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

            12.      Assignment. The Purchaser may at any time assign its rights and obligations under this Agreement to persons or entities affiliated with the Purchaser. The Seller shall be required to honor any such assignment only after receiving notice thereof from the Purchaser.

            13.      Notices. Any notice, demand or other communication to be given hereunder by either party to the other shall be in writing (including facsimile transmissions and electronic mail) or confirmed in writing (including facsimile transmissions and electronic mail) and (unless provided otherwise) shall be effective when received at the address specified on the signature page hereto (or to such other address as the party shall have furnished in accordance with the provisions of this Section 13).

            14.      Captions. The captions used in this Agreement are for convenience only and shall not be deemed as, or construed as, a part of this Agreement.

            15.      Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect to any proceeding directly or indirectly arising out of, under or in connection with this Agreement.

            16      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            17.      Confidentiality. This Agreement and the terms thereof shall be kept confidential and not disclosed to any person or party (except the respective attorneys of the parties), except as may be required by law.

            18.      Advisors. Each Purchaser and Seller acknowledges that prior to the execution of this Agreement it had full opportunity to consult with its independent attorneys and advisors as it deemed appropriate and fully understands the nature and scope of its rights and obligations hereunder.

            19.      Expenses. Each party shall be responsible for, and pay, its own expenses incurred in connection with the preparation and negotiation of this Agreement and in connection with its performance hereunder.

            20.      Counterparts; Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

[Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

/s/ Xiangqian Li
Mr. Xiangqian Li

Address:

PURCHASER:

/s/ Yunfei Li
Mr. Yunfei Li

Address:

[Signature Page to Stock Purchase Agreement]